                                                                    EXHIBIT 11.1

                          WESTERN NATIONAL CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN MILLIONS -- EXCEPT PER SHARE DATA)

PRIMARY:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                              1996    1995    1994
                                                              -----   -----   -----
Weighted average shares outstanding.........................   62.3    62.3    62.0
Common equivalent shares related to:
  Series A Preferred Stock..................................    2.1      --      --
  Stock options at average market price (as determined by
     application of the treasury stock method)..............    0.5     0.2     0.1
                                                              -----   -----   -----
Weighted average shares and common stock equivalents........   64.9    62.5    62.1
                                                              =====   =====   =====
          Net income........................................  $99.4   $ 7.3   $73.3
                                                              =====   =====   =====
          Net income per share..............................  $1.53   $0.12   $1.18
                                                              =====   =====   =====

FULLY DILUTED:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                              1996    1995    1994
                                                              -----   -----   -----
Weighted average shares outstanding.........................   62.3    62.3    62.0
Common equivalent shares related to:
  Series A Preferred Stock..................................    2.1      --      --
  Stock options at end of period price (as determined by
     application of the treasury stock method)..............    0.5     0.2     0.2
                                                              -----   -----   -----
Weighted average shares and common stock equivalents........   64.9    62.5    62.2
                                                              =====   =====   =====
          Net income........................................  $99.4   $ 7.3   $73.3
                                                              =====   =====   =====
          Net income per share..............................  $1.53   $0.12   $1.18
                                                              =====   =====   =====